Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of July 27, 2020, is made and entered into by and between Lionheart Equities, LLC, a limited liability company formed under the laws of the State of Delaware (the “Seller”) and Nomura Securities International, Inc., a corporation formed under the laws of the State of New York (the “Purchaser”).

WHEREAS, the Seller and Lionheart Acquisition Corporation II (the “Company”) entered into that certain Subscription Agreement, dated as of January 10, 2020 (the “Subscription Agreement”), pursuant to which the Company issued to Seller (after giving effect to a subsequent stock dividend) 5,750,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Seller, the Company and the officers, directors and director nominees of the Company will enter into that certain letter agreement in connection with the Company’s initial public offering (“IPO”) in substantially the form to be executed by each other pre-IPO investor (the “Insider Letter”), pursuant to which (among other things) the Seller and the officers, directors and director nominees of the Company will agree to be bound to certain restrictions with respect to the shares of Common Stock purchased pursuant to the Subscription Agreement;

WHEREAS, the Seller wishes to assign and sell an aggregate of 82,500 shares of Common Stock (the “Shares”) to the Purchaser, and the Purchaser wishes to purchase the Shares; and

WHEREAS, the Purchaser acknowledges that it will be bound by certain provisions of the Insider Letter in respect of the Shares.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1      Purchase of Securities. Seller hereby assigns and sells to the Purchaser, and Purchaser hereby purchases, the Shares. Purchaser hereby agrees to pay, promptly upon receipt of payment instructions, an aggregate of FOUR HUNDRED TWELVE DOLLARS AND FIFTY CENTS ($412.50), or approximately $0.005 per share, in consideration of such purchase. The Seller shall take such steps as are necessary to cause the Company to record such sale on the Company’s stock ledger (or the equivalent thereof). Upon the request of the Purchaser, the Seller shall take reasonable steps to cause the Company to issue the Shares in the name of the Purchaser and deliver one or more stock certificates representing the Shares or effect such delivery in book-entry form.

Section 2      No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3      Representations. Purchaser represents and warrants, with respect to itself only, as follows: Purchaser hereby acknowledges that an investment in the Shares involves certain significant risks. Purchaser has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Purchaser acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Purchaser either registers the Shares in accordance with federal and state securities laws or complies with an exemption under such laws. Purchaser further understands that any certificates, book entries or other form of recordation evidencing the Shares may bear a legend referring to the foregoing transfer restrictions. The Shares are being purchased solely for Purchaser’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Purchaser has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist Purchaser in evaluating the advisability of the receipt of the Shares and an investment in the Company. Purchaser is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Purchaser is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Section 4      Assignment of Rights and Shares. Purchaser may assign its rights herein, and assign and sell the Shares, only to affiliates of the Purchaser, so long as such transferees agree to be bound by the terms of this Agreement and the Insider Letter Provisions (as defined below) in respect of the Shares. Other than an assignment by Purchaser to its affiliate, no party hereto may assign, sell or transfer the Shares, or assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

Section 5      Purchaser’s and Company’s Obligations. Purchaser agrees to be bound by the provisions with respect to waiver of liquidation distributions and redemption rights, restrictions on transfer, amendments and voting and tender of shares set forth in the Insider Letter in respect of the Shares (collectively, the “Insider Letter Provisions”), and the Company hereby consents to be bound by the same Insider Letter Provisions with respect to the Purchaser in respect of the Shares.

Section 6      Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, and the terms, restrictions, obligations and rights set forth in the Insider Letter Provisions in respect of the Shares, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Seller agrees that it will not amend the Insider Letter Provisions in a manner that would adversely affect the Purchaser differently than it would affect the Company or Seller without the prior written consent of the Purchaser.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SELLER:

LIONHEART EQUITIES, LLC

By:	/s/ Ophir Sternberg
Name: Ophir Sternberg
Title: Manager

PURCHASER:

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Bryan P. Finkel
Name: Bryan P. Finkel
Title: Managing Director

ACCEPTED AND AGREED TO AS OF

THE DATE FIRST SET ABOVE

(for purposes of Section 5 hereof only)

LIONHEART ACQUISITION CORPORATION II

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chairman, President and CEO